Exhibit 99.1

NEWS BULLETIN	AAON, Inc. 2425 South Yukon Ave. • Tulsa, OK 74107-2728 • Ph: (918) 583-2266 • Fax: (918) 583-6094 • •http://www.aaon.com•

FOR IMMEDIATE RELEASE August 9, 2012

AAON ANNOUNCES OFFICER PROMOTIONS

Tulsa, OK.  August 9, 2012 – AAON, Inc. (NASDAQ-AAON). The Board of Directors of AAON, Inc., today announced the following officer promotions:  Kathy I. Sheffield has been made Senior Vice President, Administration, while continuing to serve as Treasurer; David E. Knebel has become Senior Vice President, Sales and Technology; and Scott M. Asbjornson has been designated Vice President, Finance and CFO. The title of Robert G. Fergus has been changed to Vice President, Manufacturing. Sam J. Neale has replaced Scott M. Asbjornson as President of the Company’s subsidiary, AAON Coil Products, Inc., in Longview, Texas.